Exhibit 99.1

Athena Gold Receives High-Grade Gold and Silver Assays from the Lida Bell Zone at Its Excelsior Springs Project in Nevada

VACAVILLE, CA – October 3, 2023 – Athena Gold Corporation (OTCQB: AHNR) (CSE: ATHA) (“Athena” or the “Company”) is pleased to announce assay results from a recent reconnaissance and sampling program (the “Program”) at its 100% owned Excelsior Springs Project (“Project”) located approximately 45 miles southwest of Goldfield, Nevada.

On January 31, 2023, Athena announced the staking of 51 new Federal claims on BLM lands thereby expanding the Project to 195 claims. These claims added numerous high-grade gold and silver prospects that also contain significant base metals.

One of the Company’s emerging targets is the historic Lida Bell mine located about 3,200 meters (2 miles) southeast of the Western Slope Zone (WSZ) on the eastern flank of Palmetto Mountain. Figure 1 shows the location of the Lida Bell mine and illustrates Athena’s land holdings. According to old newspaper accounts and reports, minor amounts of very high-grade gold were extracted from the Lida Bell and associated workings in the late 1800s.

In August 2023, Athena’s consulting geologists examined the Lida Bell area, identified several outcrops and collected five samples for analysis. One of these samples returned 51.4 grams gold per tonne (1.7 oz/ton) and another contained 509 grams silver per tonne (16.2 oz/ton).  Table 1 shows all the analyses, including not only remarkable gold and silver contents, but also base metals and other pathfinder elements associated with or proximal to large IRG systems.

Table I

Future work would include systematic sampling over the area and detailed geologic mapping to identify surface structures and altered outcrops with a goal of developing drill targets.

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Figure 1.

In addition to showing the location of the Lida Bell prospect, the map includes the following

Land Position: Athena’s land holdings comprise two patents and 195 unpatented mining claims that cover approximately 4,000 acres or 1,619 ha on BLM lands.

Exploration Targets: The following new targets are planned for drilling and further exploration, in addition to the WSZ:

•	A relatively shallow IP anomaly that is approximately 1,700 m WSW of the WSZ.
•	DH GE14 has 80 feet of 1.1 g Au/t only 30 feet deep and is 300 m east of WSZ. Note that this hole is in the immediate vicinity of the South Ridge Thrust Fault (SRTF).
•	DH GE26 has 665 feet of anomalous gold with nine pathfinder elements indicative of IRG deposits and is 1,300 m ENE of the WSZ. The SRTF may also have a bearing on the mineral in GE26.
•	The Lida Bell prospect is 3,200 m ESE of the WSZ.

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Figure 2. Map of Lida Bell Area with locations of surface structures and samples collected.

Sample Descriptions

LB1001: Quartzite, light gray to tan, weak iron oxide in a 12-inch-wide vein that contained euhedral galena (lead sulfide) and traces of copper carbonates, iron oxide in boxwork form and milky white crystalline quartz. Sample taken from outcrop.

LB1002: Fault breccia and gouge in quartzite, moderate iron oxide, banded to euhedral galena that likely contained silver and traces of copper oxides. Sample taken from veined outcrop below trenches and within a possible short adit or large prospect pit.

LB 1003 – LB 1005 Collected from prospect pit dumps.

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Figure 3 - LB 1001 Sample Location

John Power, President, and CEO of Athena, commented:

“The Lida Bell zone is a meaningful extension of known high grade gold mineralization at our flagship Project. There has been virtually no exploration in this area for over 50 years and further mapping, sampling and analysis of this area is planned.”

“We remain committed to future exploration of the Western Slope and GE-14 drill targets, but this developing target potentially demonstrates a much larger mineral system over a widespread area and area than previously theorized. Although the surface samples were limited in quantity, it could be further evidence of the Excelsior system pumping mineralization to the surface via fractures” added Power.

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Quality Assurance and Quality Control

Gold and silver were determined by American Assay by fire assay with an atomic absorption finish on a 30-gram split. Forty-eight additional elements were determined using a four-acid digestion and inductively coupled plasma (ICP) atomic emission spectroscopy assay. Assays above certain limits of ICP detection were re-assayed using a method that accurately reports high grade assays. Athena Gold is reliant on American Assay Labs in Reno, NV for their QA/QC protocols of these assays.

Qualified Person

John Hiner, SME Registered Member and Washington State Licensed Geologist is a qualified person as defined by NI 43-101 and has reviewed the scientific and technical information that forms the basis of this press release and has approved the disclosure herein. Mr. Hiner is not independent of the Company.

About Athena Gold Corporation

Athena is engaged in the business of exploring its Project and the acquisition of addition mineral properties of merit.

For further information about Athena Gold Corporation and our Excelsior Springs Gold project, please visit www.athenagoldcorp.com.

On Behalf of the Board of Directors

John Power
Chief Executive Officer and President

Contact:

Phone: John Power

1 (707)-291-6198
Email: info@athenagoldcorp.com

Jason Libenson

President and CCO

Castlewood Capital Corporation

1 (647)-534-9884

Email: jason@castlewoodcapital.ca

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Cautionary Statement to U.S. Investors

This press release references NI 43-101, which differs from the requirements of U.S. securities laws. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can legally extract or produce. Pursuant to SEC Industry Guide 7 under the United States Securities Act of 1933, as amended, a “final” or “bankable” feasibility study is required to report reserves. Currently Athena has not delineated “reserves” on any of its properties. Athena cannot be certain that any deposits at its properties will ever be confirmed or converted into SEC Industry Guide 7 or any successor rule or regulation compliant “reserves”. Investors are cautioned not to assume that any part or all the historic Buster Mine or Western Slope gold zones will ever be confirmed or converted into reserves or that it can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended. These amendments became effective February 25, 2019, with compliance required for the first fiscal year beginning on or after January 1, 2021, and historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7, which was rescinded from and after such date and replaced with disclosure requirements known as S-K 1300.

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities laws. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding future exploration plans and the completion of a phase 2 drill program at the Project, future results from exploration, and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: “believes”, “will”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “may”, “should”, “potential”, “scheduled”, or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. In making the forward-looking statements in this press release, the Company has applied several material assumptions, including without limitation, that there will be investor interest in future financings, market fundamentals will result in sustained precious metals demand and prices, the receipt of any necessary permits, licenses and regulatory approvals in connection with the future exploration and development of the Company’s projects in a timely manner, QAQC procedures at the Project were followed, the availability of financing on suitable terms for the exploration and development of the Company’s projects and the Company’s ability to comply with environmental, health and safety laws.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, operating and technical difficulties in connection with mineral exploration and development activities, actual results of exploration activities, the estimation or realization of mineral reserves and mineral resources, the inability of the Company to obtain the necessary financing required to conduct its business and affairs, as currently contemplated, the timing and amount of estimated future production, the costs of production, capital expenditures, the costs and timing of the development of new deposits, requirements for additional capital, future prices of precious metals, changes in general economic conditions, changes in the financial markets and in the demand and market price for commodities, lack of investor interest in future financings, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, risks relating to epidemics or pandemics such as COVID–19, including the impact of COVID–19 on the Company’s business, financial condition and results of operations, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents, approvals or authorizations, including of the Canadian Securities Exchange, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and other factors and risks that are discussed in the Company’s periodic filings with the SEC and disclosed in the final long form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise.

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